U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2016

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e).     On April 8, 2016, Andrew P. Holman resigned as an officer of Greatbatch, Inc. (the “Company”). The Company expects to enter into a separation agreement with Mr. Holman, who had served as the Company’s President for Corporate Development, under which Mr. Holman will be eligible to receive cash severance totaling $800,000 payable over three years. A portion of this cash severance represents consideration for Mr. Holman’s voluntary relinquishment of his rights under his outstanding performance-based restricted stock unit awards, all of which will be cancelled upon execution of the agreement. The unvested portion of Mr. Holman’s time-vested stock option awards were forfeited upon his resignation. The severance benefit described above is set forth in and is subject to Mr. Holman signing the separation agreement, which contains customary provisions including releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Greatbatch, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	April 12, 2016	GREATBATCH, INC.

		By:	/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary